SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           FORM 8-K

                       CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        April 18, 2018
                        Date of Report
               (Date of Earliest Event Reported)

              UNITED CAPITAL CONSULTANTS, INC.
      (Exact Name of Registrant as Specified in its Charter)

            THICKET SOUND ACQUISITION CORPORATION
      (Former Name of Registrant as Specified in its Charter)

Delaware                  000-55741                 81-4625084
(State or other    (Commission File Number)       (IRS Employer
jurisdiction                                      of incorporation)

                 3210 East Coralbell Avenue
                    Mesa, Arizona 85204
      (Address of principal executive offices) (zip code)

                       480-666-4116
     (Registrant's telephone number, including area code

                  9545 Wilshire Boulevard
            Beverly Hills, California 90212
      (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On April 19, 2018, United Capital Consultants, Inc. (formerly Thicket Sound Acquisition Corporation)(the "Registrant" or the "Company") issued 4,500,001 of its common stock pursuant to
Section 4(a)(2) of the Securities Act of 1933 at par representing 90.01% of the total outstanding 5,000,001 shares of common stock as follows:

         Sompong Sooksanguan                           50,000
         Patterson Consolidated, LLC (Arizona)      2,500,000
         Patterson Holdings, Inc. (Wyoming)         1,650,001
         Jadesadang Khunnathamsathapon                 10,000
         Chonnipa Sawangphakdee                       100,000
         Robert Buss                                   20,000
         Thanate Phuenghua                             30,000
         Pholchai Jittivilailux                        10,000
         Zell Mills                                    10,000
         John Agra                                     60,000
         Elvin Hancock                                 10,000
         Michael Axelrod                               50,000

    With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On April 18, 2018, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant cancelled an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock valued at par.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on January 18, 2017 as amended and supplemented by the information contained in this report.

    The Registrant has been formed to act as a business development and management company. The Registrant intends to specialize in supporting the development and growth of its clients through counsel, training, and other support. The Registrant anticipates that it will accept clients in a variety of industries based on potential for growth and profitability. The Registrant will then support the client in evaluating and improving the client's business plan, management methods, and capital raising structures and techniques. The Registrant anticipates that it will obtain an equity position in its clients. Because the primary business of the Registrant is consulting and building value for its clients and not obtaining control, it is not anticipated that such an equity position will ever be larger than 49%. The Registrant anticipates that it will obtain its initial clients from the client base and existing business interests of Mr. Sooksanguan, a shareholder of the Registrant.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On April 18, 2018, the following events occurred:

    James M. Cassidy resigned as the Registrant's president, secretary and director.

    James McKillop resigned as the Registrant's vice president and director.

    The following persons were named as directors of the Registrant:

              Clayton Patterson
              Harold Patterson

     Clayton Patterson was named President and Secretary of the Registrant.

     Harold Patterson was named Chief Financial Officer of the
     Registrant.

    Clayton Patterson serves as President, Secretary, and a director of the Registrant. Since 2016, Mr. Patterson has served as the Chief Executive Officer of United Utilities Authority Co.,Ltd., which operates in Southeast Asia as a private utility. As CEO, Mr. Patterson negotiates with local and national leaders to obtain agreements to study and implement projects. Mr. Patterson is currently managing pre-feasibility studies with the Ministry of Energy and Mines in Lao. Since 2013, Mr. Patterson has also worked as Chief Financial Officer of Patterson Enterprises, Inc. at which he oversees overall growth and management of the company and subsidiaries which perform multi-million dollar construction projects. He also oversees hiring, management and payroll of a core crew of 45 employees and 120 independent contractors. From February 2011 to April 2013, Mr. Patterson was a full time missionary in Thailand performing various community service projects and serving in a variety of leadership capacities. He taught weekly English classes to over 145 students. Mr. Patterson is fluent in three dialects of Thai and one dialect of Laos.

    Harold Patterson serves as Chief Financial Officer and a director of the Registrant. Mr. Patterson is the brother of Clayton Patterson, the President of the Registrant. Since 2005, Mr. Harold Patterson has served as Chief Executive Officer of Patterson Enterprises, Inc. at which he manages all company personnel, sub-contractors, and all phases of the building process for multi-million dollar projects.
He has implemented the long and short term goals of the company and acted as a liaison on behalf of owners and clients in the acquisition of capital for project funding. He has successfully managed bidding numerous multi-million dollar projects. From 2001 to 2003, Mr. Patterson served as a full time missionary in Paraguay serving in a variety of leadership and community service projects. He taught English to over 100 students in Paraguay and in Arizona. Mr. Patterson is fluent in Spanish and Guarani.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                             UNITED CAPITAL CONSULTANTS, INC.


Date: April  19, 2018
                            /s/Clayton Patterson
                            -------------------------
                             Clayton Patterson, President